                                                                   EXHIBIT 10.11

                                            ****CONFIDENTIAL TREATMENT REQUESTED

                     Sybase / Intershop Reseller Agreement

                          Summary of Principle Terms


Parties:      Sybase GmbH
              Intershop Communications GmbH

Date:         March 1996

Purpose: Allows Intershop to develop e-commerce solutions that utilize embedded runtime versions of Sybase database technology, and to sublicense derivatives of the Sybase product through its distributors.

Upgrades:     Sybase agrees to pay Intershop commissions under certain
              circumstances if a user upgrades to a full Sybase database license.

Support:      Intershop to receive front line support from Sybase.

Payment: Intershop agrees to pay Sybase the fees for runtime versions, runtime support and transaction fees 30 days after the end of the month during which Intershop has sent out the copy of the Sybase derivative. Following July 1, 1996, Intershop paid Sybase nine installments for the bulk purchase of runtime licenses, a total of DM ****

Audit: Sybase can audit Intershop only once a year to determine the correct usage and the number of sublicensed copies of Sybase programs.

Term: The original contract was scheduled to expire on March 28 1998, but was extended and amended on March 20 1998. The extension acknowledged the relocation of Intershop's headquarters to San Francisco and extended the account status to global. License fees for the entire year of 1998 were increased to DM **** payable in four installments.

Disclosure:   If Sybase desires, the parties will determine the wording of the announcement of their cooperation. Both parties have permission that Intershop participates in the Sybase VAR program and that Intershop develops and offers solutions that include Sybase programs.


Warranty:     The Sybase warranty is good for one year starting with the date of delivery to Intershop and assures that the program was developed according to the current state of technology, thoroughly tested and is in compliance to the functionality described in the documentation. The warranty includes only Sybase product. Sybase does not warrant the product developed and distributed by Intershop.

Pricing: In this contract extension, Sybase offered Intershop the annual option to purchase licenses at the same pricing for the following **** years.